Filed Pursuant to Rule 424(b)(5)
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 27, 2015)	Registration Statement No.: 333-206357

20,454,546 Common Shares

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We are offering 20,454,546 common shares, no par value, to selected institutional investors. The purchase price for one common share is $0.22. The proceeds to us before expenses from the sale of the common shares will be $4,500,000.

In a concurrent private placement, we are offering to such investors warrants to purchase up to 20,454,546 common shares. Each warrant has an initial exercise price of $0.30 per common share. The warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

We have retained Roth Capital Partners, LLC to act as our placement agent in connection with the offering and the concurrent private placement, and agreed to pay a cash fee equal to 7.5% of the aggregate proceeds of the offering and the additional compensation as described in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus supplement. We estimate the total expenses of the offering and the concurrent private placement, excluding such fees payable to the placement agent, will be approximately $250,000. The placement agent has no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on Page S-16 of this prospectus supplement for more information regarding these arrangements.

Our common shares are traded on The NASDAQ Capital Market under the symbol “ANY”. On March 20, 2017, the last reported sale price for our common shares on NASDAQ was $0.30 per share. Common shares sold pursuant to this prospectus supplement will be listed on NASDAQ. Delivery of the securities offered hereby is expected to be made on or about March 29, 2017 unless otherwise agreed by the company and the investors.

The aggregate market value of our outstanding common shares held by non-affiliates as of the date of this prospectus supplement was approximately $18,700,125, based on 82,117,997 common shares outstanding of which 50,540,878 were held by non-affiliates, and a per share price of $0.37 based on the closing sale price of our common shares on January 30, 2017. We have sold no securities pursuant to General Instructions I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

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Our business and an investment in our securities involve significant risks. You should consider the risks included in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public Offering Price	$0.220	$4,500,000
Placement Agent Fees (1)	$0.017	$337,500
Proceeds, before expenses, to us	$0.203	$4,162,500

(1)	We have also agreed to reimburse the placement agent for certain of its expenses. See "Plan of Distribution" on page S-16 of this prospectus supplement for more information about these arrangements.

We expect to deliver the shares through the facilities of the Depository Trust Company on or about March 29, 2017.

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Roth Capital Partners

The date of this prospectus is March 24, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	Page 1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	4
RISK FACTORS	6
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	8
CAPITALIZATION AND INDEBTEDNESS	11
PRICE RANGE OF OUR SHARES	12
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS	13
OFFERING EXPENSES	13
SHARE CAPITAL	13
DESCRIPTION OF WARRANTS	14
INDEMNIFICATION OF DIRECTORS AND OFFICERS	16
LEGAL MATTERS	16
EXPERTS	17

-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and the additional information described below under the heading “Where You Can Find Additional Information” carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of a security.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allow organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from our primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from our research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

     Recent Developments

Preliminary Financial Results (unaudited)

Our financial results for the year ended December 31, 2016 are not yet complete and will not be available until after the completion of this offering. The preliminary estimated unaudited financial results for the three months and year ended December 31, 2016 below are forward-looking statements based solely on information available to us as of the date of this prospectus and may differ materially from actual results. Actual results remain subject to the completion of management’s and our audit committee’s reviews and our other financial closing procedures, as well as the completion of the audit of our annual consolidated financial statements. Accordingly, you should not place undue reliance on this preliminary data. During the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary financial information presented above may be identified. The preliminary estimates are subject to risks and uncertainties, many of which are not within our control. These financial results are an estimate only, have not been audited and are subject to change upon completion of the audit of our financial statements as of and for the year ended December 31, 2016. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2016. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of management. Moss Adams LLP, our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, it does not express an opinion or any other form of assurance with respect thereto. Our actual results for the period ended December 31, 2016 may not be available until after this offering is completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” We plan to file our Annual Report on Form 20-F including our financial statements as of and for the year ended December 31, 2016 on or around March 30, 2017, subject to completion of the audit.

Net revenue for the fourth quarter of 2016 is currently anticipated to be approximately $18.7 million, which is slightly higher than net revenue for the third quarter of 2016. Operating expenses decreased from $13.6 million in the first quarter of 2015, which was the first full quarter after the merger of Overland and Sphere 3D, to an estimated $10.8 million in the fourth quarter of 2016. Operating expenses include non-cash share-based compensation of $0.7 million in the first quarter of 2015 and $1.6 million in the fourth quarter of 2016. This reflects a reduction of more than 28% when excluding the share based compensation. Operating expenses were also down when compared to the third quarter of 2016, which were $47.8 million including non-cash share-based compensation of $2.6 million and $34.4 million of goodwill and acquired intangible asset impairment. Cash used in operations in the second half of 2016 was below $4 million, and is expected to be less than $2 million in Q4 2016, compared to $13.8 million in the first half of 2016. There has been a global headcount reduction of approximately 120 people from December 2014 through December 2016. This represents a 26% reduction of non- factory headcount since the merger with Overland in December 2014 and a 23% reduction in factory headcount in that same period. Additional reductions took place in February 2017 to eliminate redundancies from the acquisition of HVE ConneXions (HVE) and Unified ConneXions (UCX).

Private Placement

Between December 30, 2016 and March 16, 2017, the Company issued a total of 18,139,998 “Units,” at a purchase price of U.S. $0.30 per Unit. Each Unit consisted of one common share and one warrant from each of two series of warrants. The first series of warrants is exercisable to purchase 18,139,998 common shares in the aggregate and has an exercise price of U.S. $0.40 per share, a one-year term, and is exercisable in whole or in part at any time prior to expiration. The second series of warrants is exercisable for 18,139,998 common shares in the aggregate and has an exercise price of U.S. $0.55 per share, a five-year term, and is exercisable in whole or in part at any time prior to expiration. The company received gross proceeds of U.S. $5.44 million in connection with the sale of the Units.

Consent, Waiver, Reaffirmation and Amendment Number One to Credit Agreement

On April 6, 2016, Overland Storage, Inc., a California corporation (“Overland”) and wholly owned subsidiary of the Company, Tandberg Data GmbH, a limited liability company organized under the laws of Germany (“Tandberg” and, together with Overland, collectively the “Borrowers”), and Opus Bank, a California commercial bank, as Lender (“Lender”), entered into a Credit Agreement (the “Credit Agreement”) pursuant to which the Lender provided the Borrowers a $10 Million revolving credit facility and Overland $10 Million term loan facility. On December 30, 2016, the Borrowers and Lender entered into a Consent, Waiver, Reaffirmation and Amendment Number One to Credit Agreement (the “First Amendment”) pursuant to which (i) the maturity date for the revolving and term loan credit facilities were amended to be the earlier of the maturity date in the 8% Senior Secured Convertible Debenture, dated December 1, 2014, issued to FBC Holdings S.a r.l. (the “Debenture”), or March 31, 2017, (ii) the Lender granted a waiver of specified defaults under the Credit Agreement relating to a minimum asset coverage ratio, (iii) the Lender provided its consent to the consummation of the Acquisition (as defined below), and (iv) certain other terms of the Credit Agreement were amended, including but not limited to terms related to collateral coverage, milestone deliverables, and financial covenants.

Further, as a condition of the entry into the First Amendment, the Company (i) cancelled the warrant issued to Lender for the purchase of 1,541,768 common shares at an exercise price of $1.30 per common share and (ii) issued to the Lender a warrant for the purchase of up to 862,068 common shares at an exercise price of $0.01 per common share. In addition, the First Amendment warrant provide for “piggyback” registration rights. These “piggyback” registration rights would be triggered by the filing of a registration statement to register the resale of the warrants and common shares issuable upon the exercise of the warrants. The exercise price and number of common shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Amendments Number Two and Three to Credit Agreement, Amendment Number One to Amendment Number 1, Waiver and Reaffirmation

On March 12, 2017, the Borrowers and Lender entered into an Amendment Number Two to Credit Agreement, Amendment Number One to Amendment Number 1, Waiver and Reaffirmation (the “Second Amendment”). On March 21, 2017, the Borrowers and Lender entered into an Amendment Number Three to Credit Agreement (the “Third Amendment” and, together with the First Amendment and the Second Amendment, the “Opus Amendments”) further amending the Second Amendment. Under the terms of the Second Amendment, as modified by the Third Amendment, (i) the maturity date for the revolving and term loan credit facilities were amended to be the earlier of (a) the maturity date in the Debenture or (b) (x) June 30, 2017 if the Maturity Extension Trigger Date (as defined below) occurs on or before March 31, 2017 or (y) if the Maturity Extension Trigger Date has not occurred by such date, March 31, 2017, (ii) the Lender granted a waiver of specified defaults under the Credit Agreement relating to obligations to deliver to the Lender an executed letter of intent with respect to refinancing the credit facility, and (iii) certain other terms of the Credit Agreement were amended, including but not limited to terms related to collateral coverage, milestone deliverables, and financial covenants. The Maturity Extension Trigger Date is the date upon which both of the following conditions have been satisfied: (a) the Company shall have received gross cash proceeds of at least $3,000,000 from the issuance of the common shares and related warrants and (b) the Company shall have deposited at least $2,500,000 of the funds raised in an equity offering into the primary operating account that our wholly-owned subsidiary, Overland Storage, Inc., maintains at Opus Bank. In the event of certain specified events of default, including failure to meet certain monthly revenue and EBITDA targets, to enter into a term sheet with a new lender by April 28, 2017, or to enter into a letter of intent with respect to a financing or retain a financial advisor with respect to a sale of a significant portion of the Company’s assets, all amounts under the Credit Agreement may be accelerated and become immediately payable.

Further, as a condition of the entry into the Second Amendment, the Company issued to the Lender (i) a warrant, exercisable in the event that the Company has not repaid all outstanding amounts due under the Credit Agreement on or prior to April 17, 2017, for the purchase of the number of common shares determined by dividing (i) 75,000 by (ii) the difference between the market price of our common shares on April 17, 2017 and $0.01, at an exercise price of $0.01 per common share and (ii) a warrant, exercisable in the event that the Company has not repaid all outstanding amounts due under the Credit Agreement on or prior to May 31, 2017, for the purchase of the number of common shares determined by dividing (i) 100,000 by (ii) the difference between the market price of our common shares on May 31, 2017 and $0.01, at an exercise price of $0.01 per common share. In addition, the warrants provide for “piggyback” registration rights. These “piggyback” registration rights would be triggered by the filing of a registration statement to register the resale of the warrants and common shares issuable upon the exercise of the warrants. The exercise price and number of common shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Acquisition

In January 2017, the Company completed its acquisition of all of the outstanding equity interests of HVE ConneXions, LLC and Unified ConneXions, Inc. (the “Acquisition”). The Company initially purchased 19.9% of the outstanding equity interests in December 2016, and in connection with such purchase, issued to the sellers 3,947,368 shares. In January 2017, in connection with the Company’s purchase of the remaining equity interests of HVE ConneXions, LLC and Unified ConneXions, Inc., the Company paid to the sellers $1,100,000 and issued 2,205,883 shares.

Grant of Inducement RSUs

In January 2017, we granted 5,156,030 inducement RSUs in connection with the hiring of additional employees, which will vest over the next one to three years.

The Offering

Securities we are offering:	20,454,546 common shares, no par value.

Common shares to be outstanding after the offering:	102,572,543 shares.

Use of proceeds:	We intend to use a portion of the net proceeds from the sale of our common shares for general corporate purposes. See “Use of Proceeds” beginning on page S-12.

Participation Rights:	Until the date that is fifteen months from closing, purchasers of at least $500,000 of common shares and warrants will, in the aggregate, have the right to participate in future offerings of our common shares or securities convertible into common shares, in an amount equaling up to 50% of such subsequent financings. See “Plan of Distribution” beginning on page S-16.

Purchaser Leakout Agreements:	Until April 23, 2017, purchasers of our common shares in this offering will not be able to sell or otherwise transfer common shares purchased in this offering or issuable pursuant to the warrants in an amount more than, in aggregate, 35% of the trading volume of common shares on NASDAQ on any day, subject to certain exceptions. See “Plan of Distribution” beginning on page S-16.

Lock-up Agreements:	Each of our directors and executive officers has agreed not to offer, pledge, sell or otherwise transfer any common shares or any securities convertible into common shares, as well as enter into other arrangements with respect to such securities for a period of 90 days from the effective date of this offering. See “Plan of Distribution” beginning on page S-16.

Risk factors:	See “Risk Factors” beginning on page S-6 of this prospectus supplement, and the other information included in this prospectus supplement or incorporated by reference, for a discussion of factors you should consider before making an investment decision.

The NASDAQ Capital Market symbol:	Our common shares are listed on The NASDAQ Capital Market and trade under the symbol “ANY.” The common shares sold pursuant to this prospectus supplement and the accompanying prospectus will be listed on The NASDAQ Capital Market.

The number of common shares to be outstanding after this offering is based on 82,117,997 common shares outstanding as of March 17, 2017, and excludes as of such date:

•	3,257,621 common shares subject to outstanding options having a weighted-average exercise price of $2.16 per share;

•	6,718,929 common shares subject to outstanding restricted stock awards;

•	2,998,116 common shares reserved for issuance in connection with future awards under our 2015 Equity Incentive Plan;

•	2,000,000 common shares reserved for future sale under our Employee Stock Purchase Plan;

•	46,522,919 common shares subject to outstanding warrants having a weighted-average exercise price of $0.74 per share; and

•	20,454,546 common shares issuable upon exercise of warrants to be issued in the concurrent private placement.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of our outstanding warrants or options to purchase common shares described above.

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are selling to investors warrants to purchase up to 20,454,546 common shares. Each warrant has an initial exercise price of $0.30 per common share. The warrants are exercisable for cash immediately or on a cashless basis commencing on a date which is the earlier of (i) six months from the date of the effective date of this offering or (ii) the date on which we fail to fulfill our obligations to register the common shares underlying the warrants under the registration rights agreements and expiring on a date which is no more than five years from the date of the effective date of this offering. The warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. We expect to enter into a registration rights agreement pursuant to which we will agree to register the resale of the common shares issuable upon the exercise of the warrants, and we will bear all fees and expenses attendant to registering the common shares issuable on exercise of the warrants.

If at any time while the warrants are outstanding, we sell or grant options to purchase, reprice or otherwise issue any common shares or securities convertible into common shares at a price less than $0.30, then the exercise price for the warrants will be reduced to such price, provided that the exercise price will not be lower than $0.10, and the number of common shares issuable under the warrants will be increased such that, after taking into account the decrease in the exercise price, the aggregate exercise price under the warrants will remain the same. In addition, upon the occurrence of certain fundamental transactions, including certain mergers, sales of substantially all of our assets or those of our significant subsidiaries, and other significant corporate events, the warrant holders will have certain rights, including for the exchange of the warrants for warrants to purchase common shares of the successor entity and the right to have the company purchase the warrants for their Black Scholes Value.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC and Form 6-K filed November 14, 2016, each of which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the following risk factors which supplement or augment the risk factors set forth in our Annual Report on Form 40-F and Form 6-K filed November 14, 2016. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Business

We have in the past failed to comply with financial covenants and other provisions in certain of our loan documents, which have resulted in defaults under certain of our loan documents. These and similar defaults in the future could adversely affect our financial condition and our ability to meet our payment obligations on our indebtedness.

We have in the past defaulted under financial and other covenants under our Opus Bank credit agreement and under our previous loan documents, which have been waived by our lenders. In the past, these defaults generally have related to maintenance of required minimum asset coverage ratios. Upon the occurrence of certain events of default under our current credit facility, including failure to meet certain monthly revenue and EBITDA targets, to enter into a term sheet with a new lender by April 28, 2017, or to enter into a letter of intent with respect to a financing or retain a financial advisor with respect to a sale of a significant portion of the Company’s assets, our lender may elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. While our ongoing defaults have been waived, our lender may not in the future waive such defaults. In addition, as a result of such defaults, we could be deemed to be in default under other of our indebtedness and agreements.

In the event of the acceleration of our indebtedness or if we are unable to otherwise maintain compliance with covenants set forth in these arrangements, including our Opus Bank credit agreement, Term Loan Agreement, and Debenture or if these arrangements are otherwise terminated for any reason, management may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

Our credit facility matures on the earlier of the maturity date in the 8% Senior Secured Convertible Debenture, dated December 1, 2014, issued to FBC Holdings S.a r.l., or depending on whether certain terms in the Second Amendment are satisfied, March 31, 2017 or June 30, 2017. If we are unable to refinance or amend our credit facility before its maturity date, we may be forced to liquidate assets and/or curtail or cease operations.

We have obtained external funding for our business through a credit agreement with Opus Bank. Pursuant to the terms of the Second Amendment, the credit facility matures on the earlier of (a) the maturity date in the Debenture, or (b) (x) June 30, 2017 if the Maturity Extension Trigger Date occurs on or before March 31, 2017 or (y) if the Maturity Extension Trigger Date has not occurred by such date, March 31, 2017. The Maturity Extension Trigger Date occurs when we have received gross cash proceeds of at least $3,000,000 from the issuance of the common shares and warrants and, in addition, have contributed to Overland at least $2,500,000 in immediately available funds from the sale of common shares and warrants by depositing such funds into the primary operating account that our wholly-owned subsidiary, Overland Storage, Inc., maintains at Opus Bank.

Even if we are able to meet the requirements of the Maturity Extension Trigger Date, we will need to raise additional funds and/or amend or refinance our credit facility in order to satisfy our obligations under our credit agreement with Opus Bank. In addition, upon the occurrence of certain events of default under our current credit facility, including failure to meet certain monthly revenue and EBITDA targets, to enter into a term sheet with a new lender by April 28, 2017, or to enter into a letter of intent with respect to a financing or retain a financial advisor with respect to a sale of a significant portion of the company's assets, our lender may elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. In addition, a default under the agreement could result in default and cross-acceleration under other indebtedness. There can be no guarantee that we will be able to raise additional funds or amend or refinance our credit facility on favorable terms or at all. If we are unable to, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

Our cash and other sources of liquidity may not be sufficient to fund our operations for the next 3 months if we are unable to amend or refinance our credit facility with Opus Bank. If we are unable to raise additional funding for operations, we may be forced to liquidate assets and/or curtail or cease operations.

Our available cash and cash equivalents was approximately $3.5 million and our outstanding indebtedness was approximately $44.8 million as of March 17, 2017. We have projected that cash on hand (excluding proceeds from this offering) will not be sufficient to allow the Company to continue operations beyond the next 3 months if we are unable to amend or refinance our credit facility with Opus Bank. As a result, we expect to need to refinance the short term portions of our existing debt and/or continue to raise additional debt, equity or equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted.

If we raise additional funds by selling additional shares of our capital stock, or securities convertible into shares of our capital stock, the ownership interest of our existing shareholders will be diluted. The amount of dilution could be increased by the issuance of warrants or securities with other dilutive characteristics, such as anti-dilution clauses or price resets. In addition, we have in the past and may in the future amend outstanding warrants pursuant to their terms or otherwise, which could result in the dilution of your ownership interest.

Our cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties.

Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. Significant changes from the Company’s current forecasts, including but not limited to: (i) failure to comply with the financial covenants in our credit facility, (ii) shortfalls from projected sales levels; (iii) unexpected increases in product costs; (iv) increases in operating costs; (v) changes in the historical timing of collecting accounts receivable; and (vi) inability to regain compliance with the minimum bid price requirement of the NASDAQ Capital Market and/or inability to maintain listing with the NASDAQ Capital market, could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels. If any of these events occurs or if we are not able to secure additional funding, we may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm our business, results of operations and future prospects.

We face a selling cycle of variable length to secure new purchase agreements for our products and services, and design wins may not result in purchase orders or new customer relationships.

We face a selling cycle of variable lengths to secure new purchase agreements. Even if we succeed in developing a relationship with a potential new customer and/or obtaining design wins, we may not be successful in securing new sales for our products or services, or new customers. In addition, we cannot accurately predict the timing of entering into purchase agreements with new customers due to the complex purchase decision processes of some large institutional customers, such as healthcare providers or school districts, which often involve high-level management or board approvals. Consequently, we have only a limited ability to predict the timing of specific new customer relationships.

If our common shares are delisted from the NASDAQ Capital Market, our business, financial condition, results of operations and share price could be adversely affected, and the liquidity of our common shares and our ability to obtain financing could be impaired.

On August 1, 2016, we received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) notifying us that we were not in compliance with the requirement of NASDAQ Listing Rule 5450(a)(1) (“Listing Rule”) for continued listing on the NASDAQ Global Market as a result of the closing bid price for our common shares being below $1.00 for 30 consecutive business days. This notification has had no effect on the listing of our common shares at this time. In accordance with the Listing Rule, we had 180 calendar days, or until January 30, 2017, to regain compliance with such rule. On February 1, 2017, we were granted an additional 180 calendar day period to regain compliance with the Listing Rule in connection with the transfer of the listing of our common shares to The NASDAQ Capital Market. To regain compliance, we must have a closing bid price of our common shares above $1.00 for a minimum of 10 consecutive business days. No assurance can be given that we will regain compliance during that period.

Any delisting of our common shares from the NASDAQ Capital Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding common shares, reduce our flexibility to raise additional capital, reduce the price at which our common shares trade, and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of our common shares could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common shares, and might deter certain institutions and persons from investing in our securities at all. If our Board of Directors exercises its discretion to approve a reverse share split to seek to regain compliance with the NASDAQ listing requirements and increase the per share trading price of our common shares, the announcement of the reverse share split could adversely affect the trading price per share even if we ultimately regain compliance. For these reasons and others, delisting could adversely affect our business, financial condition, and results of operations.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended February 28, 2017, our closing stock price has ranged from a low of $0.20 to a high of $1.97. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares, at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We will likely sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issuable upon exercise of outstanding warrants, the conversion of outstanding convertible debt, or the effectiveness of our registration statement may cause the market price of our shares to decline.

Excluding the warrants issued pursuant to the securities purchase agreements, as of March 17, 2017, we have warrants outstanding for the purchase of up to 46,522,919 common shares having a weighted-average exercise price of $0.74 per share. Our 8% Senior Secured Convertible Debenture is convertible to common shares at a conversion price of $3.00 per common share as of March 17, 2017. Additionally, we expect to register with the SEC the warrants and common shares issuable upon exercise of warrants for resale, and upon the effectiveness of the registration statement for these shares, they may be freely sold in the open market. The sale of our common shares upon exercise of our outstanding warrants, the conversion of the debenture into common shares, or the sale of a significant amount of the common shares issued or issuable upon exercise of the warrants in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Future sales of our securities under certain circumstances may trigger price-protection provisions in outstanding warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

In connection with our registered direct offering in December 2015, we issued a warrant exercisable to purchase up to 1,500,000 common shares that contains certain price protection provisions. If we, at any time while these warrants are outstanding, effect certain variable rate transactions and the issue price, conversion price or exercise price per share applicable thereto is less than the exercise price then in effect for the warrants, then the exercise price of the warrants will be reduced to equal such price. The triggering of this price protection provision, together with this warrant’s exercise for the purchase of 1,500,000 common shares, could cause additional dilution to our shareholders.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

Under the terms of our registration rights agreements entered into with certain investors in connection with private placements of our securities in May, June, and August 2015 and in connection with the warrant exchange agreement we entered into in March 2016, if we fail to comply with certain provisions set forth in these agreements, including covenants requiring that we maintain the effectiveness of the registration statements registering these securities, then we will be required to pay liquidated damages to our investors. There can be no assurance that the registration statements will remain effective for the time periods necessary to avoid payment of liquidated damages. If we are required to pay our investors liquidated damages, this could materially harm our business and future prospects.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We will have broad discretion in how we use a portion of the net proceeds from this offering, and we may use the net proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. See “Use of Proceeds.” Our management will have significant flexibility in applying some of the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects, including statements regarding preliminary results under “Preliminary Financial Results.” This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to:

•	our ability to maintain the listing of our common shares on the NASDAQ Capital Market;
•	our limited operating history;
•	our ability to generate cash to fund operations;
•	our ability to refinance our credit facilities prior to maturity or otherwise raise additional debt or equity financing;
•	our ability to integrate the businesses of HVE ConneXions, LLC and Unified ConneXions, Inc.;
•	the impact of competition;
•	any defects in components or design of our products;
•	the retention or maintenance of key personnel;
•	the possibility of significant fluctuations in operating results;
•	currency fluctuations;
•	our ability to maintain business relationships;
•	financial, political or economic conditions;
•	financing risks;
•	future acquisitions;
•	our ability to protect our intellectual property;
•	third party intellectual property rights;
•	volatility in the market price for our common shares;
•	our compliance with financial reporting and other requirements as a public company;
•	conflicts of interests;
•	future sales of our common shares by our directors, officers and other shareholders;
•	dilution and future sales of common shares;
•	acquisition-related risks; and
•	other factors described under the heading “Risk Factors” and other risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaim any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common shares for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

CAPITALIZATION

The following table sets forth our cash and cash-equivalents and our capitalization as of December 31, 2016 as follows:

•	On an actual basis(1); and

•

On an as-adjusted basis to give effect to our issuance and sale of 20,454,546 common shares (excluding 20,454,546 common shares issuable upon exercise of the warrants being offered in the concurrent private placement) in this offering at the public offering price of $0.22 per common share and a warrant to purchase one common share, after deducting the estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the warrants issued in the concurrent private placement.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 40-F for the year ended December 31, 2015 filed with the SEC on March 30, 2016 and Form 6-K filed on November 14, 2016, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2016
(In thousands, except share and per share information)	Actual	As adjusted for this offering
Cash and cash equivalents	$5,056	$8,923
Current portion of long-term debt	19,594	19,594
Long-term debt, net of current portion	24,401	24,401
Warrant liability	200	4,700
Shareholders’ equity
Common stock, no par value per share; unlimited shares authorized, 66,565,174 shares issued and outstanding, actual	157,254	157,254
Accumulated deficit	(135,243)	(135,876)
Accumulated other comprehensive loss	(1,565)	(1,565)
Total shareholders’ equity	$20,446	$19,813
Total liabilities and shareholders’ equity	$92,556	$96,423

(1) Subsequent to December 31, 2016, an aggregate of 22,486,156 common shares were issued pursuant to (i) restricted share issuance releases, (ii) the subscription agreements we entered into with investors on various dates between December 29, 2016 and March 16, 2017, and (iii) the acquisition of HVE ConneXions, LLC and Unified ConneXions, Inc.

DILUTION

Our net tangible deficit as of December 31, 2016 was approximately $(38.4) million, or $(0.58) per common share. Net tangible book value (deficit) per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. After giving effect to the sale of common shares in this offering and warrants in the concurrent private placement to purchase up to 20,454,546 common shares (excluding the 20,454,546 common shares issuable upon exercise of the warrants) at the public offering price of $0.22 per common share and a warrant to purchase one common share and after deducting estimated offering expenses payable by us, we would have had a net tangible deficit as of December 31, 2016 of approximately $(37.6) million, or $(0.40) per common share. This represents an immediate increase in net tangible deficit of $0.18 per share to our existing shareholders and an immediate dilution in net tangible deficit of $(0.21) per share to investors in this offering. The following table illustrates this dilution:

Public offering price common share and a warrant to purchase one common share		$0.19
Net tangible deficit per share as of December 31, 2016	$(0.58)
Increase per share attributable to this offering	$0.18
As adjusted net tangible book per share after this offering		$(0.40)
Net dilution per share to investors in this offering		$(0.21)

The public offering price above is prior to reduction for the value of the liability associated with the warrants. After giving effect to such reduction, the public offering price would be $0.00. The number of common shares shown above to be outstanding after this offering is based on 66,565,174 shares outstanding as of December 31, 2016 and excludes as of such date:

•	3,255,174 common shares subject to outstanding options having a weighted-average exercise price of $2.17 per share;

•	3,763,798 common shares subject to outstanding restricted stock awards;

•	2,974,376 common shares reserved for issuance in connection with future awards under our 2015 Equity Incentive Plan;

•	2,000,000 common shares reserved for future sale under our Employee Stock Purchase Plan;

•	10,242,923 common shares subject to outstanding warrants having a weighted-average exercise price of $1.67 per share; and

•	20,454,546 common shares issuable upon exercise of warrants to be issued in the concurrent private placement.

To the extent our outstanding options, warrants and adjustment warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants or adjustment warrants to purchase shares of our common shares. The exercise of outstanding options and warrants having an exercise price less than the offering price of the common stock in this offering, or issuance of common shares valued at less than the offering price of one common share in this offering or a warrant to purchase one common share in the concurrent private placement, would further increase dilution to investors in this offering.

PRICE RANGE OF OUR COMMON SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV. On July 8, 2014, our common shares commenced trading on the NASDAQ Global Market under the symbol “ANY”, and on February 1, 2017, our common shares commenced trading on the NASDAQ Capital Market in connection with our application to transfer the listing of our shares from the NASDAQ Global Market.

The tables below set forth, for the periods indicated, the per share high and low sales prices for our common shares as reported on the NASDAQ and the TSXV. TSXV prices of our common shares are presented in Canadian dollars, and the NASDAQ prices of our common shares are presented in U.S. dollars.

	TSXV
Annual Highs and Lows	High	Low
	CAD$	CAD$
Fiscal 2012 (from December 28, 2012)	0.95	0.74
Fiscal 2013	6.80	0.41
Fiscal 2014 (through December 10, 2014)	11.20	5.35

	TSXV

Quarterly Highs and Lows for Fiscal 2014 and 2015	High	Low
2014, quarter ended	CAD$	CAD$
December 31 (through December 10, 2014)	10.87	5.35
September 30	11.20	6.57
June 30	11.19	6.46
March 31	8.85	5.40

	NASDAQ
Annual Highs and Lows	High	Low
	USD$	USD$
Fiscal 2014 (from July 8, 2014)	11.00	4.87
Fiscal 2015	7.49	1.30
Fiscal 2016	2.00	0.18

	NASDAQ

Quarterly Highs and Lows for Fiscal 2015 and 2016	High	Low
2015, quarter ended	USD$	USD$

December 31	3.80	1.30
September 30	5.73	1.66
June 30	5.46	2.98
March 31	7.49	3.35
2016, quarter ended
December 31	0.92	0.18
September 30	0.95	0.40
June 30	1.38	0.66
March 31	2.00	1.02

	NASDAQ
Monthly Highs and Lows for the last six months	High	Low
	USD$	USD$
September 2016	0.84	0.40
October 2016	0.68	0.45
November 2016	0.92	0.42
December 2016	0.85	0.18
January 2017	0.56	0.26
February 2017	0.36	0.26
March 2017 (through March 20, 2017)	0.34	0.28

PLAN OF DISTRIBUTION

We are offering 20,454,546 common shares, no par value, to selected institutional investors. The purchase price for one common share is 0.22. The proceeds to us before expenses from the sale of the common shares will be $4,500,000. The shares will be issued pursuant to a securities purchase agreement between us and the investors. The securities purchase agreement will be included as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we expect to file with the SEC in connection with this offering and incorporate by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Pursuant to the terms of the securities purchase agreement, purchasers of at least $500,000 of common shares and warrants will, in the aggregate, have the right to participate in future offerings of our common shares or securities convertible into common shares, in an amount equaling up to 50% of such subsequent financings, which right expires fifteen months from the closing of this offering. Additionally, pursuant to the terms of our placement agency agreement with Roth Capital Partners, LLC, each of our directors and executive officers has entered into a lock-up agreement pursuant to which they have agreed not to offer, pledge, sell or otherwise transfer any common shares or any securities convertible into common shares, enter into any swap or other arrangement that transfers such securities; make any demand for or exercise any right with respect to the registration of any of such securities; or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to such securities for a period of 90 days from the effective date of this offering.

Pursuant to an engagement letter dated as of January 18, 2017, we have engaged Roth Capital Partners, LLC as our placement agent for this offering. Roth Capital Partners, LLC is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their “best efforts” to arrange for the sale of our securities. Therefore, we may not sell the entire amount of shares being offered. Roth Capital Partners, LLC may engage one or more sub-agents or selected dealers to assist with the offering. Pursuant to the engagement letter, we agreed to pay a cash fee equal to 7.5% of the aggregate proceeds of the offering and the concurrent private placement and the fees and expenses incurred by the placement agent in an amount not to exceed $45,000. We estimate the total expenses of the offering and the concurrent private placement, excluding such fees payable to the placement agent, will be approximately $250,000.

In addition, we have agreed to issue to Roth Capital Partners, LLC, as additional compensation, warrants to purchase up to 1,227,272 common shares, which is 3.0% of the common shares and warrant shares. The warrants are exercisable for cash immediately or on a cashless basis commencing on a date which is the earlier of (i) six months from the date of the effective date of this offering or (ii) the date on which we failed to fulfill our obligations to register the common shares underlying the warrants under the registration rights agreements and expiring on a date which is no more than five years from the date of the effective date of this offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants and the common shares underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lockup pursuant to Rule 5110(g)(1) of FINRA. We will bear all fees and expenses attendant to registering the common shares issuable on exercise of the warrants. If at any time while the warrants are outstanding, we sell or grant options to purchase, reprice or otherwise issue any common shares or securities convertible into common shares at a price less than $0.30, then the exercise price for the warrants will be reduced to such price and the number of common shares issuable under the warrants will be increased such that, after taking into account the decrease in the exercise price, the aggregate exercise price under the warrants will remain the same. In addition, upon the occurrence of certain fundamental transactions, including certain mergers, sales of substantially all of our assets or those of our significant subsidiaries, and other significant corporate events, the warrant holders will have certain rights, including for the exchange of the warrants for warrants to purchase common shares of the successor entity and the right to have the company purchase the warrants for their Black Scholes Value.

Each investor in this offering will enter into separate and substantially similar leak-out agreement with us. From the date of the securities purchase agreement until the date that is 30 calendar days after (and including) the date of the securities purchase agreement, each investor who is party to a leak-out agreement (together with certain of its affiliate) may not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, shares purchased in this offering, including the shares of Common Stock issuable upon exercise of the Warrants, in an amount more than a specified percentage of the trading volume of the Common Stock on the principal trading market, subject to certain exceptions. The aggregate trading volume for all investors who execute leak-out agreements will be 35% of the trading volume of the Common Stock on the principal trading market during each trading day during the above-referenced leak-out period, subject to certain exceptions. This restriction does not apply to any actual “long” (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliate) at a price greater than $0.30. Further, this restriction does not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

We have agreed to indemnify the placement agent, each investor and certain of their related persons against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which any such indemnified party may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on our part under the securities purchase agreement and certain other documents, and will reimburse any such indemnified party for all such amounts as they are incurred by such indemnified party.

The placement agent and each investor could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of common shares in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion or exercise, as the case may be, and disposition of such securities in their particular situations.

CANADIAN SELLING RESTRICTION

The common shares have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof. In addition, the placement agent will not offer or sell, directly or indirectly any of the securities (including on a private placement basis) to any resident of Canada, and will not, directly or indirectly, advertise or solicit offers to purchase or sell such securities in Canada. Each person that purchases common shares through the placement agent will be deemed to have represented to the Company and the placement agent that such purchaser is not a resident of Canada or purchasing or holding such common shares for or on behalf of a resident of Canada.

DESCRIPTION OF COMMON SHARES

The material terms and provisions of our common shares being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized in the section entitled Share Capital in the accompanying prospectus.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other legal matters related to the securities offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2015 and 2014, and for the years then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2015, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus supplement and the accompanying prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 30, 2016, as amended by the 40-F/A filed with the SEC on February 10, 2017;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on June 25, 2015 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to or filed with the SEC on March 24, 2017 (relating to the Opus Amendments), February 1, 2017, January 26, 2017, November 14, 2016, September 22, 2016, September 15, 2016, August 12, 2016, May 13, 2016, May 12, 2016, April 21, 2016, April 7, 2016; and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus supplement and the accompanying prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus supplement by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Common Shares
Warrants to Purchase Common Shares

________________________

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of any securities offered, including their offering price and the methods by which we will sell the securities, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On August 10, 2015, the last reported sale price for our common shares on Nasdaq was $4.02 per share. Any of our common shares sold pursuant to a prospectus supplement will be listed on Nasdaq.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled " Risk Factors " on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell our common shares unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

________________________

The date of this prospectus is             .

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of shares of the securities we may offer.

Each time we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering, including a description of any risks related to that offering if those terms and risks are not described in this prospectus. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to any securities offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, and August 13, 2015 (but not with respect to Exhibit 99.8, “News Release dated August 13, 2015” or Exhibit 99.1, “News Release dated August 13, 2015”); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering.

When we use the term common shares in this prospectus, we mean any of our common shares we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to our common shares; the specific terms of any particular common shares that we offer will be described in a separate supplement to this prospectus.

When we issue new common shares, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Unless we specify otherwise in an accompanying prospectus supplement, we will use the proceeds from the sale or other disposition of the common shares offered hereby for general corporate purposes.

For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page 6, the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference.

Listing

Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•

divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;

•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the common shares and warrants we offer under this prospectus in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities are listed.

We may grant underwriters who participate in the distribution of shares of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed on Nasdaq. We may apply to list any warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for such securities.

We are registering the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of the common shares issuable upon exercise of the warrants. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)

Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$4,648
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(*)

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of our common shares being offered will be included in the applicable prospectus supplement.

SHARE CAPITAL

As of August 13, 2015, 39,571,357(1) common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

(1)

The number of common shares shown to be outstanding does not include common shares issuable or reserved for issuance upon the exercise of outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of shares and the purchase price per share of common shares purchasable upon the exercise of warrants to purchase common shares;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase common shares will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•

issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of common shares and other securities and property those holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional common shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the common shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive common shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of common shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

20,454,546 Common Shares

PROSPECTUS SUPPLEMENT

Roth Capital Partners

March 24, 2017